                                  SCHEDULE 14C
                                 (RULE 14C-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Check the appropriate box:

[ ]  Preliminary Information Statement          [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14c-5(d)(2))
[X]  Definitive Information Statement

                         Enterprise Accumulation Trust
--------------------------------------------------------------------------------
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

     [X]  No Fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

(ENTERPRISE LETTERHEAD)
--------------------------------------------------------------------------------


January 25, 1999


Dear Contractholder:

     We are pleased to enclose an information statement relating to a change in ownership involving Caywood-Scholl Capital Management, the Portfolio Manager for Enterprise Accumulation Trust High-Yield Bond Portfolio (the "High-Yield Bond Portfolio") of the MONYMaster and MONYEquity Master products.

     On November 11, 1998, Caywood-Scholl Capital Management ("Caywood-Scholl") was acquired by Dresdner RCM Global Investor LLC, an affiliate of Dresdner Bank AG. As a result of this change in ownership, the subadvisory agreement between the High-Yield Bond Portfolio, Caywood-Scholl and Enterprise Capital Management, Inc. terminated automatically as a matter of law. The Board of Trustees, acting pursuant to an exemptive order granted by the SEC, approved a new subadvisory agreement on November 11, 1998.

     The terms of the new subadvisory agreement are substantially identical to the terms of the prior agreement. The management fee paid by the High-Yield Bond Portfolio and the services provided by Caywood-Scholl will not change.

     We encourage you to read the attached information statement which more fully describes the acquisition of Caywood-Scholl and the Board of Trustees' approval of the new subadvisory agreement. Enterprise Accumulation Trust looks forward to working with Caywood-Scholl to assist you in working toward your investment goals. Thank you for your continued support.

Sincerely,

/s/ VICTOR UGOLYN

Victor Ugolyn

Chairman, President, and Chief Executive Officer

Atlanta Financial Center - 3343 Peachtree Road, NE, Suite 450 - Atlanta, Georgia
                                   30326-1022
               404-261-1116 - 1-800-432-4320 - 404-261-1118 (fax)

                         ENTERPRISE ACCUMULATION TRUST
                           HIGH-YIELD BOND PORTFOLIO

                            ATLANTA FINANCIAL CENTER
                           3343 PEACHTREE ROAD, N.E.
                                   SUITE 450
                             ATLANTA, GA 30326-1022

                             ---------------------




                             INFORMATION STATEMENT
                             ---------------------

     We are providing this information statement to the contractholders of Enterprise Accumulation Trust High-Yield Bond Portfolio (the "High-Yield Bond Portfolio") in lieu of a proxy statement, pursuant to the terms of an exemptive order that Enterprise Accumulation Trust (the "Fund") has received from the Securities and Exchange Commission. The order permits the Fund's investment adviser, Enterprise Capital Management, Inc. ("Enterprise Capital"), to hire new portfolio managers and to make changes to existing portfolio manager contracts with the approval of the Fund's Board of Trustees, but without obtaining contractholder approval. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


     Shares of beneficial interest ("Shares") of the Fund are presently sold to The Mutual Life Insurance Company of New York ("MONY") and its affiliate, MONY Life Insurance Company of America ("MONY America") for allocation to variable accounts established by MONY and MONY America (collectively the "Variable Accounts") to provide benefits to Contractholders ("Contractholders") of variable annuity and variable life insurance contracts ("Contracts") issued by those companies.



SHARE OWNERSHIP



     The High-Yield Bond Portfolio is a separate series of shares of beneficial interest of the Fund. As of November 10, 1998, there were 17,991,291 shares outstanding as to the High-Yield Bond Portfolio. The cost of this information statement will be paid by Caywood-Scholl Capital Management. As of November 10, 1998, MONY and MONY America owned all of the outstanding shares of the Trust. Although shares held by the Variable Accounts generally will be voted in accordance with instructions received from Contractholders, if voting were required, the Trust might nevertheless be deemed to be controlled by MONY and MONY America by virtue of the definition of "control" contained in the Investment Company Act of 1940, as amended (the "Investment Company Act"). MONY and MONY America disclaim such control.



     To the knowledge of the Trust, as of November 10, 1998, no single person or "group" (as such term is used in Section 13(d) of the Securities Exchange Act of 1934), had the power to direct the vote of more than 5% of the Portfolio's outstanding shares. As of November 10, 1998, Trustees and officers of the Trust as a group beneficially owned none of the Trust's outstanding shares. This information statement will be mailed on or about January 26, 1999.


THE FUND

     The High-Yield Bond Portfolio is an investment portfolio of the Fund, a Maryland corporation. The Fund has entered into an investment advisory agreement with Enterprise Capital dated May 1, 1995 (the "Adviser's Agreement"). Under the Adviser's Agreement, it is Enterprise Capital's responsibility to select, subject to the review and approval by the Board of Trustees, one or more subadvisers (the "Portfolio Managers") to manage each investment portfolio of the Fund. The Adviser's Agreement also gives Enterprise Capital the responsibility to review and monitor the performance of the Portfolio Managers on an ongoing basis, and to recommend to the Board of Trustees changes to the roster of Portfolio Managers as appropriate. Enterprise Capital also is responsible for conducting all business operations of the Fund, except those operations contracted to the Fund's custodian or transfer agent. As compensation for these services, Enterprise Capital receives a fee from each investment portfolio of the Fund, out of which Enterprise Capital renders all fees payable to the Portfolio Managers. The investment portfolios of the Fund, therefore, pay no fees directly to the Portfolio Managers.

     Enterprise Capital recommends Portfolio Managers for the Portfolios to the Board, on the basis of its continuing quantitative and qualitative evaluation of the Portfolio Manager's skills in managing assets pursuant to specific investment styles and strategies in accordance with the objectives of each Fund. Short-term investment performance, by itself, is not a significant factor in selecting or terminating a Portfolio Manager, and Enterprise Capital does not expect to recommend frequent changes of Portfolio Managers.

     The Portfolio Managers do not provide any services to the Funds except portfolio investment management and related record-keeping services. However, in accordance with the procedures adopted by the Board, the Portfolio Manager, or its affiliated broker-dealer, may execute transactions for the High-Yield Bond Portfolio and receive brokerage commissions in connection therewith as permitted by Section 17(e) of the Investment Company Act of 1940, as amended (the "1940 Act") and the rules thereunder.

THE PORTFOLIO MANAGER'S AGREEMENT


     Caywood-Scholl is the Portfolio Manager for the High-Yield Bond Portfolio. Since 1987, Caywood-Scholl has served as Portfolio Manager to the High-Yield Bond Portfolio pursuant to a Portfolio Manager's Agreement dated November 5, 1987 (the "Previous Agreement"). The Previous Agreement was last voted upon by shareholders on the date of the Agreement. On November 11, 1998, Caywood-Scholl was acquired by Dresdner RCM Global Investors LLC, an affiliate of Dresdner Bank AG. Dresdner Bank AG is an international banking organization which is headquartered in Germany. The address of Dresdner Bank AG is Juergen-Ponto-Platz 1, 60301 Frankfurt, Germany.


     Under the federal securities laws, a change in ownership of an investment company's adviser or subadviser is deemed to be an assignment of the advisory contract, which automatically terminates the contract. The acquisition of Caywood-Scholl by Dresdner RCM Global Investors LLC operated to terminate the Previous Agreement; therefore, the Board of Trustees approved a new Portfolio Manager's Agreement with Caywood-Scholl on September 4, 1998 (the "New Agreement"). The New Agreement became effective on November 11, 1998.


     Caywood-Scholl does not provide investment advisory services to any other mutual fund with substantially similar investment objectives.


THE BOARD OF TRUSTEES' DECISION

     In approving the New Agreement, the Board of Trustees considered a number of material factors, including, but not limited to: that the terms and conditions of the New Agreement are substantially identical to those of the Previous Agreement, the performance of the High-Yield Bond Portfolio, the quality of the services rendered by Caywood-Scholl, and that the New Agreement would secure the continuity of such services. The Board considered these factors to be of equal weight and importance. On the basis of their review of the New Agreement and relevant information, the Board concluded that the New Agreement was fair, reasonable and in the best interests of the contractholders of the High-Yield Bond Portfolio. Accordingly, the Board of Trustees, including the non-interested Trustees, unanimously approved the New Agreement.


     Under the New Agreement, Caywood-Scholl is obligated to provide the same services to the High-Yield Bond Portfolio as under the Previous Agreement. In addition, the New Agreement does not change the management fee paid by the High-Yield Bond Portfolio. The form of the New Agreement is attached to this information statement as Exhibit A. Under the Previous Agreement, the High-Yield Bond Portfolio paid to Enterprise Capital a fee equal to .60% of its average daily net assets. From that amount, Enterprise Capital paid Caywood-Scholl a fee of .30% on the first $100 million and 0.25% thereafter of the High-Yield Bond Portfolio's average daily net assets. During the Fund's last fiscal year, the High-Yield Bond Portfolio paid to Enterprise Capital an aggregate amount of $520,951 in management fees. Caywood-Scholl received $260,455 of that fee.


     The New Agreement is identical in form to the Previous Agreement. The form of the New Agreement is attached to this Information Statement as Exhibit A.

INFORMATION ABOUT ENTERPRISE CAPITAL

     Enterprise Capital, located at Atlanta Financial Center, 3343 Peachtree Road, N.E., Suite 450, Atlanta, Georgia 30326-1022, serves as the Investment Adviser and Administrator of the Fund. Enterprise Capital is a second-tier subsidiary of The MONY Group. Enterprise Fund Distributors, Inc. is the Fund's principal underwriter, and its address is 3343 Peachtree Road NE, Suite 450, Atlanta, Georgia 30326-1022. Enterprise Capital also provides investment advisory services to the Enterprise Group of Funds, Inc. High-Yield Bond Fund that has an identical investment objective to the High-Yield Bond Portfolio.

INFORMATION ON CAYWOOD-SCHOLL CAPITAL MANAGEMENT

     The following is a description of Caywood-Scholl, which is based on information provided by Caywood-Scholl. Caywood-Scholl is not affiliated with Enterprise Capital or Enterprise Group other than by reason of serving as Portfolio Manager to one or more Funds.

     The firm was formed in April 1986 and is owned by Dresdner RMC Global Investors LLC. The address of Caywood-Scholl is 4350 Executive Drive, Suite 125, San Diego, California 92121. James R. Caywood, Managing Director and Chief Executive Officer, is responsible for the day-to-day management of the Fund and has more than 29 years of investment industry experience. He joined Caywood-Scholl in 1986 as Chief Investment Officer. Caywood-Scholl provides investment advice with respect to high-yield, low grade fixed income instruments. As of September 30, 1998, assets under management for all clients approximated $92 million. Usual investment minimum is $1 million. The Fund's annual management fee is .60% of average daily net assets; and the Portfolio Manager receives .30% for assets up to $100 million and .25% thereafter.

ADDITIONAL INFORMATION

     To the knowledge of the Fund, as of November 10, 1998, no person beneficially owned more than 5% of the outstanding shares of the High-Yield Bond Portfolio. The Fund is not required to hold annual meetings of contractholders; therefore, it cannot be determined when the next meeting of contractholders will be held. Contractholder proposals intended to be considered for inclusion in the proxy statement for the next meeting of contractholders must be received by the Fund a reasonable time before the proxy statement is mailed. Whether a contractholder proposal will be included in the proxy statement will be determined in accordance with the applicable state and federal laws.

     Copies of the Fund's most recent annual and semi-annual reports are available without charge. You may obtain a copy of these reports by calling 800-432-4320, or writing to Enterprise Capital at the above address.

                                          By Order of the Board of Trustees,

                                          Catherine R. McClellan
                                          Secretary

                                                                       EXHIBIT A

                           HIGH YIELD BOND PORTFOLIO
                                       OF
                         ENTERPRISE ACCUMULATION TRUST

                         PORTFOLIO MANAGER'S AGREEMENT

     THIS AGREEMENT, made the 11th day of November, 1998, is among Enterprise Accumulation Trust (the "Fund"), a Massachusetts business trust, Enterprise Capital Management, Inc., a Georgia corporation (hereinafter referred to as the "Adviser"), and Caywood-Scholl Capital Management, a California corporation, Dresdner RCM Global Investors LLC Company (hereinafter referred to as the "Portfolio Manager").

                             BACKGROUND INFORMATION

     (A) The Adviser has entered into an Investment Adviser's Agreement dated as of September 14, 1987, with the Fund ("Investment Adviser's Agreement"). Pursuant to the Investment Adviser's Agreement, the Adviser has agreed to render investment advisory and certain other management services to all of the Portfolios of the Fund (the "Portfolios"), and the Fund has agreed to employ the Adviser to render such services and to pay to the Adviser certain fees therefore. The Investment Adviser's Agreement recognizes that the Adviser may enter into agreements with other investment advisers who will serve as Portfolio Managers to the Portfolios of the Fund.

     (B) The parties hereto wish to enter into an agreement whereby the Portfolio Manager will provide to the High Yield Bond Portfolio of the Fund (the "High Yield Portfolio") securities investment advisory services for that Fund.

                                WITNESSETH THAT:

     In consideration of the mutual covenants herein contained, the Fund, Adviser and the Portfolio Manager agree as follows:

          (1) The Fund and Adviser hereby employ the Portfolio Manager to render certain investment advisory services to the High Yield Portfolio, as set forth herein. The Portfolio Manager hereby accepts such employment and agrees to perform such services on the terms herein set forth, and for the compensation herein provided.

          (2) The Portfolio Manager shall furnish the High Yield Portfolio advice with respect to the investment and reinvestment of the assets of the High Yield Portfolio, or such portion of the assets of the High Yield Portfolio as the Adviser shall specify from time to time, in accordance with the investment objectives, restrictions and limitations applicable to the High Yield Portfolio which are set forth in the Fund's most recent Registration Statement.

          (3) The Portfolio Manager shall perform a monthly reconciliation of the High Yield Portfolio to the holdings report provided by the Fund's custodian and bring any material or significant variances regarding holdings or valuations to the attention of the Adviser.

          (4) The Portfolio Manager shall for all purposes herein be deemed to be an independent contractor. The Portfolio Manager has no authority to act for or represent the Fund or the Portfolios in any way except to direct securities transactions pursuant to its investment advice hereunder. The Portfolio Manager is not an agent of the Fund or the Portfolios.

          (5) It is understood that the Portfolio Manager does not, by this Agreement, undertake to assume or pay any costs or expenses of the Fund or the Portfolio.

          (6)(a) The Adviser agrees to pay the Portfolio Manager for its services to be furnished under this Agreement, with respect to each calendar month after the effective date of this Agreement, on the twentieth (20th) day after the close of each calendar month, a sum equal to
     0.025 of 1% of the average of the daily closing net asset value of the High Yield Portfolio managed by the Portfolio Manager during such month (that is, 0.30 of 1% per year) for the first $100,000,000 of assets under management; and a sum equal to 0.0208 of 1% of the average of the daily closing net asset value of the High Yield Portfolio during such month (that is, 0.25 of 1% per year) for assets over $100,000,000.

          (6)(b) The payment of all fees provided for hereunder shall be prorated and reduced for sums payable for a period less than a full month in the event of termination of this Agreement on a day that is not the end of a calendar month.

          (6)(c) For the purposes of this Paragraph 6, the daily closing net asset values of the Portfolio shall be computed in the manner specified in the Registration Statement for the computation of the value of such net assets in connection with the determination of the net asset value of the High Yield Portfolio shares.

          (7) The services of the Portfolio Manager hereunder are not to be deemed to be exclusive, and the Portfolio Manager is free to render services to others and to engage in other activities so long as its services hereunder are not impaired thereby. Without in any way relieving the Portfolio Manager of its responsibilities hereunder, it is agreed that the Portfolio Manager may employ others to furnish factual information, economic advice and/or research, and investment recommendations, upon which its investment advice and service is furnished hereunder.

          (8) In the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or reckless disregard of its obligations and duties hereunder, the Portfolio Manager shall not be liable to the Fund, the High Yield Portfolio or the Adviser or to any shareholder or shareholders of the Fund, the High Yield Portfolio or the Adviser for any mistake of judgment, act or omission in the course of, or connected with, the services to be rendered by the Portfolio Manager hereunder.

          (9) The Portfolio Manager will take necessary steps to prevent the investment professionals of the Portfolio Manager who are responsible for investing assets of the High Yield Portfolio from taking, at any time, a short position in any shares of any holdings of the High Yield Portfolio for any accounts in which such individuals have a beneficial interest, excluding short positions, including without limitation, short against-the-box positions, effected for tax reasons. The Portfolio Manager also will cooperate with the Fund in adopting a written policy prohibiting insider trading with respect to High Yield Portfolio transactions insofar as such transactions may relate to the Portfolio Manager.

          (10) In connection with the management of the investment and reinvestment of the assets of the High Yield Portfolio, the Portfolio Manager is authorized to select the brokers or dealers that will execute purchase and sale transactions for the High Yield Portfolio, and is directed to use its best efforts to obtain the best available price and most favorable execution with respect to such purchases and sales of portfolio securities for the High Yield Portfolio. Subject to this primary requirement, and maintaining as its first consideration the benefits for the High Yield Portfolio and its shareholders, the Portfolio Manager shall have the right, subject to the approval of the Board of Trustees of the Portfolio and of the Adviser, to follow a policy of selecting brokers and dealers who furnish statistical research and other services to the High Yield Portfolio, the Adviser, or the Portfolio Manager and, subject to the Conduct Rules of the National Association of Securities Dealers, Inc., to select brokers and dealers who sell shares of the Portfolios.

          (11) The Fund may terminate this Agreement by thirty (30) days written notice to the Adviser and the Portfolio Manager at any time, without the payment of any penalty, by vote of the Fund's Board of Trustees, or by vote of a majority of its outstanding voting securities. The Adviser may terminate this Agreement by thirty (30) days written notice to the Portfolio Manager and the Portfolio Manager may terminate this Agreement by thirty (30) days written notice to the Adviser, without the payment of any penalty. This Agreement shall immediately terminate in the event of its assignment, unless an order is issued by the Securities and Exchange Commission conditionally or unconditionally exempting such assignment from the provision of Section 15(a) of the Investment Company Act of 1940, in which event this Agreement shall remain in full force and effect.

          (12) Subject to prior termination as provided above, this Agreement shall continue in force from the date of execution until December 31, 1999 and from year to year thereafter if its continuance after said date: (1) is specifically approved on or before said date and at least annually thereafter by vote of the Board of Trustees of the Fund, including a majority of those Trustees who are not parties to this Agreement of interested persons of any such party, or by vote of a majority of the outstanding voting securities of the Fund, and (2) is specifically approved at least annually by the vote of a majority of Trustees of the Fund who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

          (13) The Adviser shall indemnify and hold harmless the Portfolio Manager, its officers and Trustees and each person, if any, who controls the Portfolio Manager within the meaning of Section 15 of the Securities Act of 1933 (any and all such persons shall be referred to as "Indemnified Party"), against any loss, liability, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any matter to which this Portfolio Manager's Agreement relates. However, in no case (i) is this indemnity to be deemed to protect any particular Indemnified Party against any liability to which such Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Portfolio Manager's Agreement or (ii) is the Adviser to be liable under this indemnity with respect to any claim made against any particular Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Portfolio Manager or such controlling persons.

          The Portfolio Manager shall indemnify and hold harmless the Adviser and each of its Trustees and officers and each person if any who controls the Adviser within the meaning of Section 15 of the Securities Act of 1933, against any loss, liability, damage or expense described in the foregoing indemnity, but only with respect to the Portfolio Manager's willful misfeasance, bad faith or gross negligence in the performance of its duties under this Portfolio Manager's Agreement. In case any action shall be brought against the Adviser or any person so indemnified, in respect of which indemnity may be sought against the Portfolio Manager, the Portfolio Manager shall have the rights and duties given to the Adviser, and the Adviser and each person so indemnified shall have the rights and duties given to the Portfolio Manager by the provisions of subsection (i) and (ii) of this Paragraph 13.

          (14) Except as otherwise provided in Paragraph 13 hereof and as may be required under applicable federal law, this Portfolio Manager's Agreement shall be governed by the laws of the State of Georgia.

          (15) The Portfolio Manager agrees to notify the parties within a reasonable period of time regarding a material change in the membership of the Portfolio Manager.

          (16) The terms "vote of a majority of the outstanding voting securities," "assignment" and "interested persons," when used herein, shall have the respective meanings specified in the Investment Company Act of 1940 as now in effect or as hereafter amended.

          (17) Unless otherwise permitted, all notices, instructions and advice with respect to security transactions or any other matters contemplated by this Agreement shall be deemed duly given when received in writing:

          by the Portfolio Manager:        James R. Caywood
                                           Managing Director and Chief Executive Officer
                                           Caywood-Scholl Capital Management, Dresdner RCM Global
                                           Investors LLC Company
                                           4350 Executive Drive, Suite 125
                                           San Diego, CA 92121
          by the Adviser:                  Enterprise Capital Management, Inc.
                                           3343 Peachtree Road, N.E., Suite 450
                                           Atlanta, GA 30326-1022
          by the Portfolio:                The Enterprise Group of Funds, Inc.
                                           c/o Enterprise Capital Management, Inc.
                                           3343 Peachtree Road, N.E., Suite 450
                                           Atlanta, GA 30326-1022

        or by such other person or persons at such address or addresses as shall be specified by the applicable party, in each case, in a notice similarly given. Each party may rely upon any notice or other communication from the other reasonably believed by it to be genuine.

          (18) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same agreement.

          (19) This Agreement constitutes the entire agreement between the Portfolio Manager, the Adviser and the Fund relating to the High Yield Portfolio.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized officers and their corporate seals hereunder duly affixed and attested, as of the date first above written.


(SEAL)                                                 ENTERPRISE ACCUMULATION TRUST

                                                       By: /s/ VICTOR UGOLYN
                                                           -------------------------------------------------
                                                           Victor Ugolyn, Chairman, President
                                                           and Chief Executive Officer

         ATTEST: /s/ CATHERINE R. MCCLELLAN
    --------------------------------------------
                      Secretary

(SEAL)                                                 ENTERPRISE CAPITAL
                                                       MANAGEMENT, INC.

                                                       By: /s/ VICTOR UGOLYN
                                                           -------------------------------------------------
                                                           Victor Ugolyn, Chairman, President
                                                           and Chief Executive Officer

          ATTEST:/s/ CATHERINE R. MCCLELLAN
    --------------------------------------------
                      Secretary

(SEAL)                                                 CAYWOOD-SCHOLL CAPITAL
                                                       MANAGEMENT, DRESDNER RCM GLOBAL
                                                       INVESTORS LLC COMPANY

                                                                      By: /s/ ALLAN C. MARTIN
                                                        ---------------------------------------------------
                                                                         Allan C. Martin,
                                                                         Managing Director

           ATTEST:/s/ ROBERT J. GOLDSTEIN
    --------------------------------------------
                      Secretary